Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES RESULTS FOR THE FIRST QUARTER 2015

- 18% Increase in Quarterly AFFO per Share -

- Reaffirms 2015 Annual AFFO per Share Guidance -

JERICHO, NY, May 11, 2015 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended March 31, 2015.

Highlights For The Quarter Ended March 31, 2015:

•	Funds from operations (FFO) of $0.31 per share.

•	Adjusted funds from operations (AFFO) of $0.33 per share.

•	Disposed of six properties for $1.8 million in the aggregate.

David B. Driscoll, Getty’s President & Chief Executive Officer commented, “With another quarter of Adjusted Funds from Operations per share growth, we continue to demonstrate cash flow growth through a combination of select accretive acquisitions, targeted recycling of slower growth properties and cost controls. Furthermore, we believe that our stabilized operating costs along with our pipeline of opportunities will further enhance the growth profile of the Company. With our low leveraged balance sheet and financial capacity we are well positioned to further drive value for our shareholders.”

Net Earnings:

The Company reported a net loss for the quarter ended March 31, 2015 of $1.1 million, or $0.04 per share, as compared to net income of $9.6 million, or $0.29 per share for the quarter ended March 31, 2014. The results for the quarter ended March 31, 2015 were impacted by recording $7.9 million of non-cash impairment charges.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO):

FFO for each of the quarters ended March 31, 2015 and 2014 was $10.5 million, or $0.31 per share.

AFFO for the quarter ended March 31, 2015 was $11.0 million, as compared to $9.3 million for the quarter ended March 31, 2014. AFFO per share increased by 18% to $0.33 per share for the quarter ended March 31, 2015, as compared to $0.28 per share for the quarter ended March 31, 2014. The increase was driven by a combination of increases in rental income from the Company’s core net lease portfolio and reductions in certain operating expenses.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO, see “Non-GAAP Financial Measures” below.

Operating Income:

Total revenues from continuing operations were $24.7 million for the quarter ended March 31, 2015, as compared to $24.5 million for the quarter ended March 31, 2014. Revenues for the quarter ended March 31, 2015 were positively impacted by a 5% increase in rental income and increases in “pass-through” real estate taxes and other municipal charges paid by the Company which were reimbursable by tenants offset by declines in revenue recognition adjustments.

Rental property expenses from continuing operations were $6.1 million for the quarter ended March 31, 2015, as compared to $6.0 million for the quarter ended March 31, 2014.

Environmental expenses from continuing operations were $1.9 million for the quarter ended March 31, 2015, as compared to $0.9 million for the quarter ended March 31, 2014. The additional environmental expenses for the quarter ended March 31, 2015 was principally due to increases of $0.8 million in environmental remediation costs and $0.3 million in litigation losses and legal fees.

General and administrative expenses from continuing operations were $3.8 million for the quarter ended March 31, 2015, as compared to $3.7 million for the quarter ended March 31, 2014.

Non-cash impairment charges from continuing operations were $6.7 million for the quarter ended March 31, 2015, as compared to $0.2 million for the quarter ended March 31, 2014. The non-cash impairment charges for the quarter ended March 31, 2015 were primarily attributable to the effect of adding asset retirement costs as a result of increases in the Company’s environmental liabilities, as well as reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of the Company’s transitional properties.

Loss from discontinued operations was $1.1 million for the quarter ended March 31, 2015, as compared to earnings from discontinued operations of $1.9 million for the quarter ended March 31, 2014. The decrease in earnings from discontinued operations for the quarter ended March 31, 2015 was primarily due to lower gains on dispositions of real estate.

Capital Allocation:

During the quarter ended March 31, 2015, the Company sold six properties for $1.8 million in the aggregate. Subsequent to March 31, 2015, the Company has sold two additional properties for $0.7 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its core portfolio.

Subsequent Event:

As previously reported, on March 3, 2015, the Company entered into a settlement agreement (the “Settlement Agreement”) with the liquidating trustee of the Getty Petroleum Marketing Trust (the “Marketing Estate”) to resolve claims asserted by the Company in Marketing’s bankruptcy case. The Settlement Agreement was approved by an order of the U.S. Bankruptcy Court, and, on April 22, 2015, the Company received an interim distribution from the Marketing Estate of $6.8 million on account of the Company’s general unsecured claims. The Company expects to receive additional distributions from the Marketing Estate during 2015 on account of its general unsecured claims, however, the Company cannot provide and assurance as to the timing or the total amount of such future distributions.

The Settlement Agreement also resolved a dispute relating to the balance of payment due to the Company pursuant to the Company’s agreement to fund the lawsuit the was brought by the liquidating trustee against Lukoil Americas Corporation and related entities and individuals for the benefit of Marketing’s creditors. As a result, on April 22, 2015, the Company also received an additional distribution of approximately $0.6 million from the Marketing Estate in full resolution of the funding agreement dispute.

2015 AFFO Guidance:

The Company reaffirms its 2015 AFFO guidance at a range of $1.20 to $1.25 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities, and also excludes payments that have or may be received from the Marketing Estate in 2015. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information:

Getty Realty Corp.’s First Quarter Earnings Conference Call is scheduled for, Monday, May 11, 2015 at 5:00 p.m. Eastern Time. To participate in the call, please dial 1-888-239-5167 or 1-913-312-1469, for international participants, ten minutes before the scheduled start time and reference pass code 9252298.

A replay will be available on May 11, 2015 beginning at 8:00 p.m. Eastern Time through 11:59 p.m. Eastern Time, May 18, 2015. To access the replay, please dial 1-877-870-5176 or 1-858-384-5517, for international participants, and reference pass code 9252298.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 860 properties nationwide.

Non-GAAP Financial Measures:

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and; accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of Revenue Recognition Adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s co-investment commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO to exclude non-cash environmental accretion expense and non-cash changes in environmental estimates as these items do not impact the Company’s recurring cash flow. AFFO for all periods presented has been restated to conform to the Company’s revised definition.

The Company’s revised definition of AFFO is defined as FFO less Revenue Recognition Adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash Revenue Recognition Adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) non-cash environmental accretion expense and non-cash changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO THOSE MADE BY MR. DRISCOLL REGARDING THE COMPANY’S OPERATING RESULTS AND STATEMENTS RELATED TO THE COMPANY’S AFFO GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31, 2015	December 31, 2014
Assets:

Real Estate:
Land	$341,164	$344,324
Buildings and improvements	243,625	246,112

	584,789	590,436
Less – accumulated depreciation and amortization	(100,284)	(99,510)

Real estate held for use, net	484,505	490,926
Real estate held for sale, net	2,930	4,343

Real estate, net	487,435	495,269

Net investment in direct financing leases	95,380	95,764
Deferred rent receivable (net of allowance of $7,019 at March 31, 2015 and $7,009 at December 31, 2014)	22,004	21,049
Cash and cash equivalents	6,640	3,111
Restricted cash	409	713
Notes and mortgages receivable	34,171	34,226
Accounts receivable (net of allowance of $4,198 at March 31, 2015 and $4,160 at December 31, 2014)	4,823	4,395
Prepaid expenses and other assets	31,918	32,974

Total assets	$682,780	$687,501

Liabilities and Shareholders’ Equity:

Borrowings under credit lines	$31,500	$25,000
Term loan	100,000	100,000
Mortgage payable, net	346	344
Environmental remediation obligations	94,945	91,566
Dividends payable	7,442	12,150
Accounts payable and accrued expenses	49,834	51,417

Total liabilities	284,067	280,477
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,417,203 at March 31, 2015 and December 31, 2014	334	334
Paid-in capital	463,582	463,314
Dividends paid in excess of earnings	(65,203)	(56,624)

Total shareholders’ equity	398,713	407,024

Total liabilities and shareholders’ equity	$682,780	$687,501

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2014	2013
Revenues:
Revenues from rental properties	$23,920	$23,757
Interest on notes and mortgages receivable	781	714

Total revenues	24,701	24,471

Operating expenses:
Rental property expenses	6,144	5,962
Impairment charges	6,728	168
Environmental expenses	1,870	881
General and administrative expenses	3,789	3,654
Allowance for uncollectible accounts	50	1,342
Depreciation and amortization expense	3,585	2,323

Total operating expenses	22,166	14,330

Operating income	2,535	10,141

Loss on dispositions of real estate	(218)	—
Other income	4	131
Interest expense	(2,383)	(2,580)

(Loss)/earnings from continuing operations	(62)	7,692

Discontinued operations:
Loss from operating activities	(1,167)	(1,207)
Gains from dispositions of real estate	92	3,153

(Loss)/earnings from discontinued operations	(1,075)	1,946

Net (loss)/earnings	$(1,137)	$9,638

Basic and diluted earnings per common share:
(Loss)/earnings from continuing operations	$0.00	$0.23
(Loss)/earnings from discontinued operations	$(0.04)	$0.06
Net (loss)/earnings	$(0.04)	$0.29

Basic and diluted weighted-average shares outstanding	33,417	33,397

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2015	2014
Net (loss)/earnings	$(1,137)	$9,638

Depreciation and amortization of real estate assets	3,585	2,323
Loss (gains) from dispositions of real estate	126	(3,153)
Impairment charges	7,913	1,663

Funds from operations	10,487	10,471

Revenue recognition adjustments	(579)	(2,248)
Allowance for deferred rent receivable	10	836
Non-cash changes in environmental estimates	(49)	(359)
Accretion expense	1,169	620

Adjusted funds from operations	$11,038	$9,320

Diluted per share amounts:

(Loss)/earnings per share	$(0.04)	$0.29
Funds from operations per share	$0.31	$0.31
Adjusted funds from operations per share	$0.33	$0.28

Diluted weighted average shares outstanding	33,417	33,397

Contact	Christopher J. Constant
(516) 478-5460